MERCURY INTERACTIVE
     NEWS RELEASE
--------------------------------------------------------------------------------
www.mercuryinteractive.com


                                               Investor Relations Contact
                                               Anne Marie McCauley, 408.822.5359

[GRAPHIC OMITTED]
For Immediate Release:


MERCURY INTERACTIVE REPORTS FIRST QUARTER RESULTS

ANNOUNCES REVENUE OF $110.4 MILLION, GAAP EPS OF $0.20, CASH FROM OPERATIONS OF $53.2 MILLION

SUNNYVALE, CALIF. - APRIL 16, 2003 -Mercury Interactive Corporation (NASDAQ:
MERQ), the global leader in business technology optimization (BTO), today reported results for the first quarter ended March 31, 2003.

     Revenue for the first quarter of 2003 was $110.4 million, an increase of 22 percent over the $90.5 million reported in the first quarter of 2002. On a GAAP basis, net income for the first quarter of 2003 was $18.1 million, an increase of 20 percent over the $15.2 million in the comparable quarter last year. Net income for the first quarter of 2003 includes amortization of unearned stock-based compensation and intangibles of $0.6 million associated with the Freshwater Software acquisition. Net income for the first quarter of 2002 included a gain of $4.6 million associated with the early retirement of debt (or $0.03 per fully diluted share), a reversal of $0.5 million in restructuring charges and amortization of $1.0 million associated with the Freshwater Software acquisition. Diluted earnings per share for the first quarter of 2003 were $0.20, an increase of 18 percent over the $0.17 diluted earnings per share in the comparable quarter last year.

     Deferred revenue for the first quarter of 2003 increased $21.8 million from the fourth quarter of 2002 to $181.2 million. Cash generated from operations for the first quarter of 2003 was $53.2 million compared to $27.5 million in the first quarter of 2002.

     "Mercury Interactive's solid first quarter results, despite a difficult IT spending environment, demonstrate the value of our application delivery and management solutions, the viability of our business model and the ability of our team to execute," said Amnon Landan, chairman, CEO and president of Mercury Interactive Corporation. "We attribute these results to the emergence of Business Technology Optimization (BTO) as a strategic agenda for IT executives, as they strive to apply quality management principles to IT in order to optimize performance, reduce costs and align business and IT objectives."


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Mercury Interactive Reports First Quarter Results                         Page 2


FINANCIAL OUTLOOK

     The following financial outlook is provided on a GAAP basis and is based on information as of April 16, 2003. GAAP earnings per share guidance includes on-going operating expenses and recurring amortization expenses of approximately $0.6 million per quarter associated with the Freshwater acquisition.

Management initiates the following guidance for the quarter ending June 30, 2003:

     - Revenue is expected to be in the range of $110 million and $117 million.

     -    Operating margin is expected to be in the range of 17% and 20%.

     - Diluted earnings per share is expected to be in the range of $0.16 and $0.22.

Consistent with prior guidance provided, management offers the following guidance for the full fiscal year ending December 31, 2003:

     - Revenue is expected to be in the range of $460 million and $500 million.

     -    Operating margin is expected to be in the range of 18% and 20%.

     - Diluted earnings per share is expected to be in the range of $0.82 and $0.97.

ABOUT MERCURY INTERACTIVE

     Mercury Interactive, the global leader in business technology optimization
(BTO), delivers Optane, a suite of integrated products for enterprise testing, production tuning and performance management, that enables customers to optimize business processes and maximize business results. Customers worldwide use Mercury Interactive solutions across their application and technology infrastructures to continuously measure, maximize and manage performance at every level of the business process and each stage of the application lifecycle to improve quality, reduce costs, and align IT with business goals.

     Founded in 1989, Mercury Interactive is headquartered in Sunnyvale, California, with offices in more than 25 countries. Further information is available at www.mercuryinteractive.com or by phone at U.S. +1.408.822.5200.
             --------------------------

QUARTERLY CONFERENCE CALL

     Mercury Interactive will host a conference call to discuss first quarter results at 2:00 p.m. Pacific Daylight Time today. A live Webcast of the conference call, together with supplemental financial


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Mercury Interactive Reports First Quarter Results                         Page 3


information, can be accessed through the company's Investor Relations Web site at http://mercuryinteractive.com/company/ir. In addition, an archive of the Webcast can be accessed through the same link. An audio replay of the call will be available until midnight on April 22, 2003. The audio replay can be accessed by calling 888-203-1112 or 719-457-0820, conference call code: 158045.


FORWARD LOOKING STATEMENTS

     This press release contain "forward-looking statements" under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties concerning Mercury Interactive's expected financial performance (as described in the Financial Outlook section and quotations from management in this press release), as well Mercury Interactive's future business prospects and product and service offerings. Mercury Interactive's actual results may differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, Mercury Interactive and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among other things: 1) the effect of continued weak economic factors on the overall demand for software and services which could result in decreased revenues or lower revenue growth rates and increased uncertainty as to our expected revenues in future periods; 2) Mercury Interactive has historically received a substantial portion of its orders at the end of the quarter and if an order shortfall occurs at the end of a quarter it could negatively impact the company's operating results for that quarter; 3)
the effect of the timing of the recognition of revenue from products sold under subscription and term licenses; 4) the dependence of Mercury Interactive's financial growth on the continued success and acceptance of its existing and new software products and services, and the success of its Business Technology Optimization (BTO) strategy; 5) the impairment of the value of investments in non-consolidated companies; 6) the ability to increase sales through our indirect channels as well as international sales; 7) intense competition for Mercury Interactive's products and services; and 8) the additional risks and important factors described in Mercury Interactive's SEC reports, including the Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2002, which are available at the SEC's website at www.sec.gov. Additional information will also be set forth in Mercury Interactive's Quarterly Report on Form 10-Q for the three month period ended March 31, 2003, which will be filed
with the SEC in the second quarter of 2003.   All of the information in this
press release is as of April 16, 2003, and Mercury Interactive undertakes no duty to update this information.


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Mercury Interactive Reports First Quarter Results                         Page 4


                                      ###

EDITOR'S NOTE
-------------
TABLES ATTACHED: Condensed Consolidated Statements of Operations, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows

Mercury Interactive and Optane are trademarks or registered trademarks of Mercury Interactive Corporation or its subsidiaries in the United States and select foreign countries. Other product and company names are used herein for identification purposes only, and may be trademarks of their respective companies.


MERCURY INTERACTIVE
1325 Borregas Avenue, Sunnyvale, CA 94089  Tel: (408) 822-5200   Fax: (408)
822-5300


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
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Mercury Interactive Reports First Quarter Results                         Page 5


                        MERCURY INTERACTIVE CORPORATION

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                  (unaudited)


                                                             Three months ended
                                                                  March 31,
                                                          -----------------------

                                                             2003        2002
                                                          ----------  -----------
Revenues:
  License fees                                            $   44,786  $   44,721
  Subscription fees                                           19,274      11,279
  Maintenance fees                                            35,585      27,650
  Professional service fees                                   10,740       6,850
                                                          ----------  -----------
    Total revenues                                           110,385      90,500
                                                          ----------  -----------
Costs and expenses:
  Cost of license and subscription                             6,550       6,345
  Cost of maintenance                                          2,679       2,836
  Cost of professional services                                6,620       4,298
  Marketing and selling                                       52,685      45,417
  Research and development                                    11,589      10,624
  General and administrative                                   9,100       7,443
  Amortization of unearned stock-based compensation              189         364
  Restructuring, integration and other related charges           ---        (537)
  Amortization of goodwill and other intangible assets           458         639
                                                          ----------  -----------
    Total costs and expenses                                  89,870      77,429
                                                          ----------  -----------
Income from operations                                        20,515      13,071
Other income, net                                              2,327       6,130
                                                          ----------  -----------
Income before provision for income taxes                      22,842      19,201
Provision for income taxes                                     4,698       4,041
                                                          ----------  -----------
Net income                                                $   18,144  $   15,160
                                                          ==========  ===========
Net income per share (basic)                              $     0.21  $     0.18
                                                          ==========  ===========
Net income per share (diluted)                            $     0.20  $     0.17
                                                          ==========  ===========
Weighted average common shares (basic)                        85,032      83,223
                                                          ==========  ===========
Weighted average common shares and equivalents (diluted)      89,349      88,296
                                                          ==========  ===========


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
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Mercury Interactive Reports First Quarter Results                         Page 6


                         MERCURY INTERACTIVE CORPORATION

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (unaudited)



                                                   March 31,    December 31,
                                                     2003           2002
                                                  -----------  --------------
ASSETS
Current assets:
   Cash and cash equivalents                      $  390,229   $     349,123
   Short-term investments                            159,277         178,123
   Trade accounts receivable, net                     78,902          93,095
   Prepaid expenses and other assets                  42,552          46,548
                                                  -----------  --------------
      Total current assets                           670,960         666,889
Long-term investments                                180,500         137,954
Property and equipment, net                           86,717          88,516
Investments in non-consolidated companies             15,380          15,952
Debt offering costs, net                               5,654           6,037
Goodwill                                             113,327         113,327
Intangible assets, net                                 2,090           2,548
Restricted cash                                        6,000           6,000
Interest rate swap                                    18,091          17,378
Other assets, net                                     18,971          21,133
                                                  -----------  --------------
      Total assets                                $1,117,690   $   1,075,734
                                                  ===========  ==============

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                               $    9,567   $      12,292
   Accrued liabilities                                61,265          71,414
   Income taxes payable                               71,263          70,502
   Short-term deferred revenue                       147,141         135,338
                                                  -----------  --------------
      Total current liabilities                      289,236         289,546
Convertible subordinated notes                       317,651         316,972
Long-term deferred revenue                            34,081          24,048
                                                  -----------  --------------
      Total liabilities                              640,968         630,566
                                                  -----------  --------------

Stockholders' equity:
   Common stock                                          171             169
   Additional paid-in capital                        264,491         254,218
   Treasury stock                                    (16,082)        (16,082)
   Notes receivable from issuance of stock            (8,641)        (11,055)
   Unearned stock-based compensation                    (695)         (1,296)
   Accumulated other comprehensive loss               (1,605)         (1,725)
   Retained earnings                                 239,083         220,939
                                                  -----------  --------------
      Total stockholders' equity                     476,722         445,168
                                                  -----------  --------------
      Total liabilities and stockholders' equity  $1,117,690   $   1,075,734
                                                  ===========  ==============


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Mercury Interactive Reports First Quarter Results                         Page 7


                                     MERCURY INTERACTIVE CORPORATION

                               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                (in thousands)
                                                 (unaudited)


                                                                                       Three months ended
                                                                                            March 31,
                                                                                     ------------------------
                                                                                        2003         2002
                                                                                     -----------  -----------
Cash flows from operating activities:
  Net income                                                                         $   18,144   $   15,160
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization                                                         3,879        3,815
    Sales reserves                                                                          406        1,038
    Unrealized gain on interest rate swap                                                   (34)         ---
    Amortization of goodwill and other intangible assets                                    458          639
    Amortization of unearned stock-based compensation                                       189          364
    Gains on early retirement of debt                                                       ---       (4,573)
    Loss on investments in non-consolidated companies                                       572          411
    Deferred income taxes                                                                 2,422          ---
    Changes in assets and liabilities:
      Trade accounts receivable                                                          14,176       11,369
      Prepaid expenses and other assets                                                   3,793       (1,754)
      Accounts payable                                                                   (2,764)      (1,355)
      Accrued liabilities                                                               (10,289)      (5,997)
      Income taxes payable                                                                  750        3,811
      Deferred revenue                                                                   21,497        4,587
                                                                                     -----------  -----------
        Net cash provided by operating activities                                        53,199       27,515
                                                                                     -----------  -----------

Cash flows from investing activities:
  Maturities of investments                                                             298,972       56,149
  Purchases of investments                                                             (322,671)     (71,100)
  Increase in restricted cash                                                               ---      (13,659)
  Purchases of investments in non-consolidated companies                                    ---         (750)
  Acquisition of property and equipment                                                  (1,686)      (1,760)
                                                                                     -----------  -----------
        Net cash used in investing activities                                           (25,385)     (31,120)
                                                                                     -----------  -----------

Cash flows from financing activities:
  Proceeds from issuance of common stock under stock option
   and employee stock purchase plans                                                     10,687       10,246
  Collection of notes receivable from issuance of stock                                   2,414          ---
  Retirement of convertible subordinated note                                               ---      (24,723)
                                                                                     -----------  -----------
        Net cash provided by (used in)  financing activities                             13,101      (14,477)
                                                                                     -----------  -----------
Effect of exchange rate changes on cash                                                     191          640
                                                                                     -----------  -----------
Net increase (decrease) in cash and cash equivalents                                     41,106      (17,442)
Cash and cash equivalents at beginning of period                                        349,123      248,297
                                                                                     -----------  -----------
Cash and cash equivalents at end of period                                           $  390,229   $  230,855
                                                                                     ===========  ===========


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